STOCK PURCHASE AND ASSIGNMENT AGREEMENT

      This Agreement made December 22, 2005, between Xact Aid, Inc. (`Xact") a corporation organized and existing under the laws of the State of Nevada, with its principal office located at 143 Triunfo Canyon Road, Westlake Village, California 91361, and Brooke Carlyle Life Sciences, Inc. ("Brooke Carlyle") with its principal office located at 143 Triunfo Canyon Road, Westlake Village, California 91361

      For valuable consideration, receipt of which is acknowledged, the parties agree as follows:

            Purchase of Shares: Xact shall purchase, subject to the terms and conditions set forth in this agreement, One Million (1,000,000) shares of the common stock of Brooke Carlyle, for the consideration and assumption of liabilities as hereinafter set forth.

Consideration: Xact Aid, Inc. ("Xact Aid") to Brooke Carlyle Life Sciences, Inc. ("Brooke Carlyle")

            1. Xact Aid sells, assigns and transfers to Brook Carlyle any and all of its rights, title and interests, in connection with that certain Assignment of Pending Patent dated September 26, 2005 between Xact Aid and Edward W. Withrow, III, an individual.

            2. Xact Aid sells, assigns and transfers to Brook Carlyle any and all of its rights, title and interests, in connection with that certain License Agreement of Intellectual Property dated September 26, 2005 between Xact Aid and Addison-Davis Diagnostics, Inc. a Delaware corporation.

            3. Xact Aid assigns and transfers to Brooke Carlyle the balance due on those certain loans dated July 28, 2005 in the approximate sum of $20,000 in the aggregate.

            4. Xact Aid assigns and transfers to Brooke Carlyle all right, title and interest of Xact Aid in that certain product line named "XACT AID" along with its Trademark "Xact AID" filed on 8-30-04, U.S. Trademark Application S/N 78/476.009 and given U.S. Trademark Office Registration No. US 050805269, (including all goodwill appurtenant thereto). Xact Aid further assigns and transfers to Brooke Carlyle the confidential and proprietary information, including any formula, pattern, compilation, method, invention, technique or process used in the manufacture of the XACT AID product (the "Know-How"), all inventory in an amount of $42,899, and all registrations for any and all Domain Names together with source codes, user name and pass words together with any and all documents necessary or required to transfer the Domain Names to Brooke Carlyle as well as all books and records, notes or other materials of the Xact Aid relating to it's suppliers and customer list.


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            5.    Xact Aid assigns and transfers that certain rent security
                  deposit in the amount of $225.00.

Consideration and assumption of Liabilities: Brooke Carlyle Life Sciences, Inc. ("Brooke Carlyle") to Xact Aid, Inc ("Xact Aid")

            1. The assumption by Brooke Carlyle of the principal balance plus accrued interest due on that certain promissory note dated April 30, 2004 in the approximate sum of $47,300.

            2. The assumption by Brooke Carlyle of the balance due on that certain promissory note dated April 8, 2004 in the approximate sum of $10,702.

            3. The assumption by Brooke Carlyle corporation of certain vendor accounts payable in the approximate sum of $44,486.

            4. The issuance to Xact Aid of 1,000,000 shares of Brooke Carlyle common stock.

            Closing: The closing of this transaction shall occur within 30 days from the execution of this Agreement

            Severabilty: The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, and each other provision of this agreement shall be severable and enforceable to the extent permitted by law.

            Waiver: Any provision contained in this agreement may be waived, either generally or in any particular instance, by the board of directors of corporation.

            Binding Effect: This agreement shall be binding on, and inure to the benefit of, Corporation and Purchaser and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

            Notice: Any notice required or permitted under this agreement shall be deemed served if personally delivered or mailed by registered or certified mail postage prepaid and properly addressed to the respective party to whom such notice relates at the addresses set forth in this agreement or at such different addresses as shall be specified by notice given in the manner provided in this section.

            Entire Agreement: This agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings relating to the subject matter of this agreement.


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            Amendment: This agreement may be amended or modified only by a written instrument executed by both corporation and employee.

            Governing Law: This agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of California.

            Execution: This agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

      The parties have executed this agreement on the date first above written.

Xact Aid, Inc.                                Brooke Carlyle Life Sciences, Inc.

By: /s/ Fred De Luca                          By: /s/ Kyle Withrow
    --------------------                          --------------------
    Fred De Luca, Secretary                       Kyle Withrow, President


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